UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 5, 2009

VARIAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25393	77-0501995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3120 Hansen Way

Palo Alto, California 94304-1030

(Address of principal executive offices, including zip code)

(650) 213-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

At a special meeting of the stockholders of Varian, Inc., a Delaware corporation (“Varian”), held on October 5, 2009, the stockholders adopted the Agreement and Plan of Merger, dated July 26, 2009 (the “Merger Agreement”), by and among Agilent Technologies, Inc., a Delaware corporation (“Agilent”), Cobalt Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Agilent (“Merger Sub”) and Varian, pursuant to which Agilent will acquire Varian through the merger of Merger Sub with and into Varian, with Varian continuing as the surviving corporation of the merger and as a wholly owned subsidiary of Agilent. The affirmative vote of the holders of a majority of the outstanding shares of Varian common stock as of August 12, 2009, the record date for the special meeting, was required to adopt the Merger Agreement.

The transaction remains subject to regulatory approvals and the satisfaction or waiver of certain other closing conditions.

A copy of the press release issued by Varian regarding the stockholder vote is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Varian Inc., dated October 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARIAN, INC.

By:	/s/ A.W. HOMAN
Name:	A.W. Homan
Title:	Secretary

Date: October 6, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Varian Inc., dated October 6, 2009.